UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2006
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On July 26, 2006, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its fourth quarter of fiscal 2006 and full fiscal year 2006 and revised guidance regarding expected earnings for fiscal 2007. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Use of Non-GAAP Financial Information.
     The press release includes a discussion of non-GAAP financial measures, including net income and net income (or earnings) per diluted share for the fourth quarter of fiscal 2006 and fiscal year 2006, the results of the Broadcast Communications Division and the Microwave Communications Division, headquarters expense, cost of product sales and services, and engineering, selling and administrative expenses in each case excluding certain costs, expenses, charges, or losses. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Net income, net income (or earnings) per diluted share, the results of the Broadcast Communications Division and the Microwave Communications Division, headquarters expense, cost of product sales and services, and engineering, selling and administrative expenses excluding the impact of (i) facility shutdown, relocation expenses, severance costs and other charges associated with the cost-reduction actions implemented in our Broadcast Communications segment, (ii) costs associated with the acquisition of Leitch Technology Corporation, (iii) charges related to the discontinuance of legacy international microwave products and (iv) charges related to an arbitration decision are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, income, income per diluted share, the results of the Broadcast Communications Division and the Microwave Communications Division and such other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
     Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that could have a disproportionate positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to better understand our performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to our financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is furnished herewith:
99.1	Press Release, issued by Harris Corporation on July 26, 2006 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Gary L. McArthur

Name: Gary L. McArthur
Title: Vice President and Chief Financial Officer
Date: July 26, 2006

EXHIBIT INDEX

Exhibit No.
Under Regulation
S-K,
Item 601	Description
99.1	Press Release, issued by Harris Corporation on July 26, 2006 (furnished pursuant to Item 2.02 and Item 7.01).

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